SCHEDULE 14C INFORMATION

                   Information Statement Pursuant to Section 14(c)
                        of the Securities Exchange Act of 1934

          Check the appropriate box:

          [ ]  Preliminary Information Statement

          [ ] Confidential, For Use of the Commission Only (as permitted by Rule 14C-5(d)(2))

          [X]  Definitive Information Statement

                         Kimmins Environmental Service Corp.
                ------------------------------------------------------
                     (Name of Registrant as Specified in Charter)

                                  Board of Directors
                         Kimmins Environmental Service Corp.
                ------------------------------------------------------
                 (Name of Person(s) Filing the Information Statement)

          Payment of filing fee (check the appropriate box):

          [ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g).

          [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

               (1) Title of each class of securities to which transaction applies: N/A

               (2) Aggregate number of securities to which transaction applies: N/A

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

               (4)  Proposed maximum aggregate value of transaction:  N/A

               (5)  Total Fee Paid:  N/A

          [X]  Fee paid previously with preliminary materials.

          [ ] Check box if any part of fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

               (1)  Amount Previously Paid:  N/A

               (2)  Form, Schedule or Registration Statement No.:  N/A

               (3)  Filing Party:  N/A

               (4)  Date Filed:  N/A


                         Kimmins Environmental Service Corp.
                               1501 Second Avenue, East
                                Tampa, Florida  33605
                                    (813) 248-3878

                 Notice of Directors' Action Taken Without a Meeting


          To the stockholders of Kimmins Environmental Service Corp.:

               On October 2, 1995, the Board of Directors of Kimmins Environmental Service Corp. (the "Company"), adopted an amendment to the Company's restated Certificate of Incorporation (the "Amendment") which would effect a one-for-three reverse stock split (the "Reverse Split") of the Company's Common Stock (the "Existing Common Stock") and Class B Common Stock, par value $.001 per share, in which each three shares of Existing Common Stock issued and outstanding on the effective date of the Reverse Split (the "Effective Date") will be automatically converted into one new share of Common Stock (the "New Common Stock") or Class B Common Stock (the "New Class B Common Stock"), as appropriate, with a par value of $.001 per share. Holders of record of Existing Common Stock who as of the Effective Date own less than three shares of Existing Common Stock or own a number of shares of Existing Common stock not evenly divisible by three will receive cash in the amount determined by the average daily closing price per share of the Existing Common Stock on the New York Stock Exchange for the ten trading days preceding the Effective Date in lieu of the issuance of any fractional shares of New Common Stock resulting from the Reverse Split. Holders of record of Existing Common Stock who as of the Effective Date hold a number of shares of Existing Common Stock evenly divisible by three will not receive any fractional payment. The Amendment is attached as Annex A to the enclosed Information Statement.

               Pursuant to Section 228 of the Delaware General Corporation Law, unless the certificate of incorporation provides otherwise, any action which may be taken at any annual or special meeting of stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company has obtained the written consent as of October 25, 1995, to the Amendment of the holder of
          61.5 percent of the combined outstanding Common Stock and Class B Common Stock and, therefore, no further consent or vote of stockholders is necessary to file the Amendment to effect the Reverse Split. This Notice of Meeting and accompanying Information Statement constitutes notice of such consent pursuant to Section 222(d) of the Delaware General Corporation Law.

               This Notice and the enclosed Information Statement are forwarded to you on behalf of the Company's Board of Directors solely to advise you of the adoption by the Board of Directors of the Amendment effecting the Reverse Split and the consent of 61.5 percent of the stockholders.


                -----------------------------------------------------
                        WE ARE NOT ASKING YOU FOR A PROXY, AND
                      YOU ARE REQUESTED NOT TO SEND US A PROXY.
                -----------------------------------------------------

               Holders of record of the Company's Existing Common Stock at the close of business on November 20, 1995, are receiving a copy of this letter and the enclosed Information Statement.

                                        Kimmins Environmental Service Corp.


                                        /s/ Joseph M. Williams


          December 21, 1995             Joseph M. Williams
          Tampa, Florida                Secretary


                         Kimmins Environmental Service Corp.
                               1501 Second Avenue, East
                                Tampa, Florida  33605
                                    (813) 248-3878

                -----------------------------------------------------
                                INFORMATION STATEMENT
                -----------------------------------------------------

                                     Introduction

               This Information Statement is being furnished to the stockholders of record as of November 20, 1995, of Kimmins Environmental Service Corp., a Delaware corporation (the "Company"), on behalf of the Company's Board of Directors in connection with an amendment (the "Amendment") to Article 4 of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") which would effect a one-for-three reverse stock split (the "Reverse Split") in which each three shares of the Company's Common Stock (the "Existing Common Stock") and Class B Common Stock, par value $.001 per share, issued and outstanding on the effective date of the Reverse Split (the "Effective Date"), will be automatically converted into one new share of Common Stock (the "New Common Stock") or Class B Common Stock (the "New Class B Common Stock"), as appropriate, with a par value $.001 per share. On October 2, 1995, the Company's Board of Directors adopted a resolution approving the Amendment. The Amendment was approved on October 25, 1995, by the written consent of 61.5 percent of the combined voting power of the Company's Common Stock and Class B Common Stock.

               Holders of record of Existing Common Stock who as of the Effective Date (i) own less than three shares of Existing Common Stock or (ii) own a number of shares of Existing Common Stock not evenly divisible by three (collectively, the "Fractional Stockholders") will receive cash (a "Fractional Payment") equal to the average daily closing price per share of the Existing Common Stock on the New York Stock Exchange for the ten trading days preceding the Effective Date (the "Fractional Payment Amount") in lieu of the issuance of any fractional shares of New Common Stock resulting from the Reverse Split. Holders of record of Existing Common Stock who as of the Effective Date hold a number of shares of Existing Common Stock evenly divisible by three will not receive any Fractional Payment. All holders of New Common Stock after the Effective Date, other than Francis M. Williams ("FMW"), the Company's majority stockholder, will continue collectively to hold a minority interest in the Company. The Amendment is attached as Annex A to this Information Statement.

               The principal  executive offices of the  Company are located
          at  1501 Second  Avenue,  East,  Tampa,  Florida    33605.    The
          telephone number is (813) 248-3878.


                -----------------------------------------------------
                        WE ARE NOT ASKING YOU FOR A PROXY, AND
                      YOU ARE REQUESTED NOT TO SEND US A PROXY.
                -----------------------------------------------------


                   VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

               As of December 1, 1995, there were 13,342,192 shares of Common Stock and 6,874,706 shares of Class B Common Stock outstanding, each of which is entitled to one vote. Except as provided by the Delaware General Corporate Law, the Common Stock and Class B Common Stock vote together as one class and such shares were held by approximately 1,500 holders of record. Of such outstanding shares of Existing Common Stock, FMW beneficially owned 12,442,338 shares (or 61.5 percent); the Company's executive officers, including FMW, beneficially owned an aggregate of 13,585,681 shares (or 67.2 percent); and the remaining stockholders beneficially owned an aggregate of 6,631,217 shares (or 32.8 percent). See "Security Ownership of Certain Beneficial Owners, Directors and Management."

               Section 242 of the Delaware General Corporation Law (the "DGCL") provides that an amendment to a certificate of incorporation of a Delaware corporation must be approved by the holders of capital stock of such corporation representing a majority of the outstanding shares entitled to vote thereon and a majority of any of each class entitled to vote thereon as a class. Section 228 of the DGCL provides that, unless the certificate of incorporation provides otherwise, approval of any such amendment may be obtained without a meeting if (i) a written consent to such amendment is signed by the holders of capital stock of such Delaware corporation representing a majority of the votes and (ii) prompt notice of such event is given to the other stockholders who have not so consented thereto. The DGCL does not require class voting in this case. On October 25, 1995, the Company obtained the written consent of the holder of more than a majority of the Existing Common Stock approving the Amendment to affect the Reverse Split. This Information Statement will serve as written notice to stockholders under Section 228 of the DGCL of the Company's intent to file the Amendment to effect the Reverse Split.

               The Reverse Split will become effective upon the filing of the Amendment with the Secretary of the State of the State of Delaware, which the Company anticipates will occur no earlier than January 11, 1996. This Information Statement is first being mailed on or about December 21, 1995.

                                AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files periodic reports, proxy or information statements, and other information with the Commission relating to its business,
          financial  statements and  other  matters.   Such reports,  proxy
          statements, and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington,
          D.C.   20549,  and should  also be  available for  inspection and copying  at the Regional Offices  of the Commission  located at 7
          World Trade  Center, 13th Floor, New  York, New York   10048, and
          500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public


          Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


             The date of this Information Statement is December 21, 1995


                                  THE REVERSE SPLIT

          Background

          General

               This   Information  Statement  is  being  furnished  to  the
          Company's stockholders on behalf of the Company's Board of Directors, in connection with the Reverse Split. The Reverse Split, which will be effected by the filing of the Amendment with the Secretary of State of the State of Delaware, will result in each three shares of Common Stock and Class B Common Stock issued and outstanding on the Effective Date being automatically converted into one share of New Common Stock or New Class B Common Stock, respectively. The Board of Directors obtained the written consent of the holders of more than a majority of the Existing Common Stock and approved the Amendment effecting the Reverse Split. It is currently anticipated that the Effective Date of the Reverse Split will be January 11, 1996, and trades of the New Common Stock will continue to be quoted on the New York Stock Exchange under the Company's symbol "KVN."

          Reasons for and Effect of the Proposed Reverse Split

          Purpose of the Reverse Split

               The purpose for the Reverse Split is to increase the per share market price of the Company's Common Stock. During the months prior to the date of this Information Statement, the Board of Directors of the Company has monitored the Company's financial condition and analyzed the Company's prospects and future capital requirements. The Board of Directors has determined in order to improve the capital structure of the Company, a one-for-three Reverse Split of the Company's Common Stock would be appropriate.

               Moreover, the Board of Directors believes that the current low per share market price of the Common Stock has had a negative effect on the marketability of the Existing Common Stock, the amount and percentage of transaction costs paid by individual shareholders, and the potential ability of the Company to raise capital through the issuance of additional shares of Common Stock. The Board of Directors believes there are several reasons for these effects.

               First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Moreover, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks because of the time-consuming procedures that make the handling of low-priced stocks unattractive to broker-dealers from an economic standpoint. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit the market liquidity of the Common Stock and the ability of holders of Common Stock to sell such securities.


               Second, since the brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Company's Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the Company's share price were substantially higher. This factor also is believed to limit the willingness of institutions to purchase the Common Stock.

               The  Board of  Directors anticipates,  based on  the current market price, that the Reverse Split will result in a bid price for the Common Stock of approximately $7.50 per share, based on the current market price. The Board of Directors also expects that the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Split, and the anticipated increased price of the Common Stock, will encourage interest in the Common Stock and possibly promote greater liquidity for the Company's stockholders. Although any increase in the market price of the Common Stock resulting from the Reverse Split may be proportionately less than the decrease in the number of outstanding shares, the Reverse Split could result in a market price for the shares that will be high enough to overcome the reluctance, policies and practices of brokers and investors referred to above and to diminish the adverse impact of trading commissions on the market for the shares. There can be no assurance that the market price after the Reverse Split will exceed or remain in excess of the anticipated bid price on the Effective Date of $7.50 per share.

          Effect of the Reverse Split - General

               The Reverse Split will be effected by means of filing the Amendment to the Certificate with the Secretary of State of the State of Delaware. The Reverse Split will become effective on the date of filing (the "Effective Date"). Without any further action on the part of the Company or the stockholders, after the Reverse Split, the certificates representing the Existing Common Stock will be deemed to represent one-third the number of the New Common Stock.

               The Company has authorized capital stock of 32,500,000 shares of Common Stock and 10,000,000 shares of Class B Common Stock. The authorized capital stock will not change by reason of the Reverse Split. As of December 1, 1995, the number of issued and outstanding shares of Existing Common Stock and Class B Common Stock was 13,342,192 and 6,874,706, respectively. This amount does not include shares of Common Stock issuable upon exercise of outstanding options to purchase an aggregate of approximately 180,000 shares of Common Stock. The following table illustrates the principal effects of the Reverse Split and decrease in outstanding common stock, assuming no additional shares of common stock are issued prior to the Effective Date as a result of the exercise of any outstanding options.


                                        Prior to      After
                         Shares of      Reverse      Reverse
                       Common Stock      Split        Split
                      -------------  ------------  -----------

                        Authorized      32,500,000   32,500,000

                        Outstanding     13,342,192    4,447,397

                         Shares of      Prior to      After
                          Class B       Reverse      Reverse
                       Common Stock      Split        Split
                      -------------  ------------  -----------

                        Authorized      10,000,000   10,000,000

                        Outstanding      6,874,706    2,291,569

               Because the Reverse Split will result in a reduced number of issued and outstanding shares of common stock with no change in the number of shares authorized, the Board of Directors will be able to authorize the issuance, without the consent or approval of the stockholders of the Company, of an increased number of additional shares of common stock without increasing the number of shares authorized.

               When the Reverse Split is effected, stockholders of record holding fewer than three shares of the Existing Common Stock will cease to have any rights with respect to the common stock of the Company, except to receive their Fractional Payment, as described below.

               The Reverse Split will result in some stockholders owning "odd lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in "round lots" of even multiples of 100 shares.

               The Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"); and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. As of the Effective Date, trades of the New Common Stock will continue to be quoted on the New York Stock Exchange under the Company's symbol "KVN."

          Effective Date

               As  soon   as  practicable   following  the  date   of  this
          Information Statement (but no sooner than 20 days thereafter), the Company will file the Amendment with the Secretary of State for the State of Delaware. The Reverse Split will become effective on the day and time of such filing.


          Exchange of Stock Certificates

               As soon as practicable after the Effective Date, the Company will send a letter of transmittal to each holder of record of Existing Common Stock outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificate(s) representing such shares of Existing Common Stock to Continental Stock Transfer & Trust Company, the Company's exchange agent (the "Exchange Agent"). Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the certificate(s) representing shares of Existing Common Stock, a stockholder will be entitled to receive a certificate representing the number of New Common Stock and Class B Common Stock into which his old shares have been reclassified and changed as a result of the Reverse Split.

               Stockholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until he has surrendered his outstanding certificate(s), together with the properly completed and executed letter of transmittal to the Exchange Agent.

               Each beneficial owner of Existing Common Stock held in "street name" by a brokerage firm, bank, clearing agency or other nominee should contact such entity as soon as possible prior to the Effective Date to ensure that such beneficial owner receives the stock certificate(s) representing the New Common Stock and any Fractional Payment for fractional shares of New Common Stock which the Company would be required to pay if such beneficial owner held such shares in its own name on the Effective Date. The Company intends to contact all such brokerage firms, banks, clearing agencies and nominees of which it has knowledge prior to the Effective Date to make arrangements to pay Fractional Payments and issue certificates for shares of New Common Stock to each such entity on behalf of such beneficial owners. If the Company has made such an arrangement with any such nominee, a beneficial holder need not register in its own name the shares its holds beneficially in order to receive a Fractional Payment.

               No service charges will be payable by stockholders in connection with the exchange of certificates or the payment of cash in lieu of issuing fractional shares, all expenses of which will be borne by the Company.

          Cash Payment in Lieu of Fractional Shares

               In lieu of issuing fractional shares resulting from the Reverse Split, the Company will value each outstanding share of
          Common  Stock  held  immediately   prior  to  the  Reverse  Split
          determined by the average daily closing price per share of the Common Stock on the New York Stock Exchange for the ten trading
          days  preceding  the Effective  Date.   Such  per share  price is
          sometimes hereinafter referred to as the "Purchase Price." In lieu of fractional shares arising as a result of the Reverse Split, holders of fewer than three shares immediately prior to the Reverse Split will be entitled to receive cash equal to the product of multiplying the Purchase Price by the number of shares of Common Stock held immediately prior to the Reverse Split that were not evenly divisible by three. No brokerage commission will


          be payable by holders who receive cash in lieu of fractional shares. No interest will be paid or accrued on the cash payable in lieu of the issuance of fractional shares after the Reverse Split is effected.

          Effects on Holders of  Less Than Three Shares of  Existing Common
          Stock

               No Future Interest in the Company. When the Reverse Split is consummated, shares held by stockholders of record with fewer than three shares of Existing Common Stock will be automatically cancelled on the Effective Date, and as of such date such holders will not be stockholders of the Company and, therefore, will not participate in its future potential earnings, growth or dividends, if any, or any future acquisitions or other business combinations, if any. Instead, each such holder of Existing Common Stock will receive a Fractional Payment, equal to the average daily closing price per share of the Existing Common Stock on the New York Stock Exchange for the ten trading days preceding the Effective Date in cash without interest and without the incurrence of any brokerage fees.

               Any stockholder owning fewer than three shares who desires to retain an equity interest in the Company after the Effective Date, may do so by purchasing sufficient additional shares of the Company's Common Stock in the open market to increase his ownership to three shares or more prior to the Effective Date.

          Effects on Holders of New Common Stock, Generally

               Continued Minority Interest in the Company. Stockholders, other than all Directors and Executive Officers, who receive shares of New Common Stock (including holders of Existing Common Stock who as of the Effective Date hold a number of shares of Existing Common Stock evenly divisible by three) will hold shares representing approximately 32.8 percent of the total outstanding shares and, thus, will continue to hold a minority interest in the Company. FMW, as the Company's majority stockholder, will continue to be able to substantially influence the management of the operations and affairs of the Company and will continue to have the power to elect a majority of the Company's Board of Directors and to approve any action requiring shareholder approval, including approval of certain corporate transactions, including a merger or the sale of substantially all of the Company's assets.

          Effects on Fractional Stockholders Holding More than Three Shares of Existing Common Stock

               Increased or Reduced Interest in the Company. Stockholders holding a number of shares of Existing Common Stock greater than, but not evenly divisible by, three will receive a Fractional Payment in lieu of the issuance of any fractional shares of New Common Stock resulting from the Reverse Split equal to the average daily closing price per share of the Existing Common
          Stock on the New York Stock Exchange for the ten trading days preceding the Effective Date. As opposed to Stockholders holding
          less   than  three   shares  of   Existing  Common   Stock,  such
          stockholders will continue to hold a minority interest in the Company (collectively, approximately 32.8 percent), although for


          individual stockholders that interest may be slightly more or less (as a percentage of their equity interest in the Company) than their pre-Reverse Split interest depending on the number of shares of Existing Common Stock held in each individual case.

               Effects on Holders of Existing Common Stock Holding Shares in Amounts Evenly Divisible by Three

               No  Fractional Payment.   Stockholders  holding a  number of
          shares of Existing Common Stock evenly divisible by three will not receive any Fractional Payment. Such stockholders will continue to have an economic interest in the Company, which interest will be slightly greater (as a percentage of their equity interest in the Company) than their pre-Reverse Split interest as a result of the liquidation of fractional interests.

          Appraisal Rights

               Pursuant to DGCL, there will be no appraisal rights for dissenting stockholders in connection with the Amendment to effect the Reverse Split, and the Company will not provide stockholders with such right.


                       CERTAIN FEDERAL INCOME TAX CONSEQUENCES

               The following discussion is a summary of the federal income tax consequences expected to result to holders of Existing Common Stock from the Reverse Split and to holders of New Common Stock. The summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable treasury regulations, judicial authority and administrative rulings and practice, all in effect as of the date of this Information Statement. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders of Existing Common Stock or New Common Stock.

               The tax treatment of a holder of Existing Common Stock or New Common Stock may vary depending upon such holder's particular situation. Certain holders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. This discussion is limited to those who have held Existing Common Stock, and who will hold New Common Stock, as "capital assets" (generally property held for investment) within the meaning of Section 1221 of the Code. EACH HOLDER OF EXISTING COMMON STOCK AND NEW COMMON STOCK SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR TAX
          CONSEQUENCES OF THE REVERSE SPLIT OR OF THE OWNERSHIP AND DISPOSITION OF THE NEW COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

          Reverse Split

               The Reverse Split is intended to be treated as a "recapitalization" described in Section 368(a)(1)(E) of the Code. With such treatment of the Reverse Split, holders who receive New Common Stock in exchange for their Existing Common Stock pursuant to the Reverse Split will not recognize any gain or loss as a result of such exchange, except with respect to cash received in lieu of fractional shares of New Common Stock (as discussed below). A holder's initial tax basis in the New Common Stock received will be equal to such holder's adjusted tax basis in the Existing Common Stock surrendered therefor, and the holder's holding period for the New Common Stock will include such holder's holding period in the Existing Common Stock surrendered therefor.

               The payment by the Company of cash in lieu of fractional shares of New Common Stock will, if the payment is described in
          Section 302(b)(1), (2) or (3) of the Code, result in gain or loss being recognized by any such person in an amount equal to the difference between the amount of cash received and the adjusted tax basis in the shares of Existing Common Stock for which the cash was received. Such gain or loss will generally be long-term capital gain or loss, provided the holder held the Existing Common Stock for more than one year.


               Section 302(b)(1) of the Code describes a redemption which is "not essentially equivalent to a dividend." Section 302(b)(2) of the Code describes a redemption which is "substantially disproportionate" with respect to a shareholder. Section 302(b)(3) of the Code describes a redemption which constitutes a purchase of all of the stock of the redeeming corporation which is owned by the shareholder. In determining whether a redemption of a particular shareholder is described in Section 302(1), (2) or (3) of the Code, certain constructive ownership rules apply whereby stock owned by certain persons or entities which are related in specified manners to a particular shareholder are treated as owned by that shareholder.

               Because the  determination of whether the payment of cash in lieu of fractional shares of New Common Stock is described in Sections 302(b)(1), (2) or (3) of the Code depends upon the particular facts and circumstances of each holder of Existing Common Stock, no statement can be made concerning whether or not such redemptions will be so described. If, with respect to any holder of Existing Common Stock, the payment of cash in lieu of fractional shares of Existing Common Stock is not described in
          Section 302(b)(1), (2) or (3) of the Code, the transaction will not be treated as a sale of shares of Existing Common Stock for which the cash was received and, instead, the cash received by such a holder will be treated as an ordinary income dividend to the extent of the Company's earnings and profits. Any cash received by such a holder in excess of the Company's earnings and profits will be applied against and reduce the adjusted tax basis of the holder's shares of Existing Common Stock for which the cash was received and, if there still remains cash in excess of the Company's earnings and profits and such adjusted tax basis, such excess will be treated as a gain from a sale of the shares of Existing Common Stock for which the cash was received.

          Consequences to the Company

               There will be no material federal income tax consequences to the Company as a result of the Reverse Split.

               THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER OF EXISTING COMMON STOCK AND NEW COMMON STOCK SHOULD CONSULT HIS OR HER TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE SPLIT AND THE OWNERSHIP AND DISPOSITION OF THE NEW COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                                  OTHER INFORMATION

               The costs of preparing the Information Statement, including printing costs and postage, will be paid by the Company.


                                SECURITY OWNERSHIP OF
                 CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

          Security Ownership of the Company

               The following table sets forth, as of December 1, 1995, information concerning the beneficial ownership of the Company's Existing Common Stock by (i) each person or group known to the Company to be the beneficial owner of more than 5 percent of its Existing Common Stock, (ii) each of the Company's directors and executive officers who holds shares of the Company's Existing Common Stock (either directly or indirectly), and (iii) each of the Company's directors and executive officers as a group:

              Name and                                             Percent
             Address of                                               of
             Beneficial                                   Percent   Total
                Owner       Title of       Number of        of      Voting
                 (1)         Class          Shares         Class    Power
           --------------  ----------  ---------------    -------  -------

           Francis M.      Common
           Williams        Stock       5,567,632   (2)      41.7%
                           Class B                                   61.5%
                           Common
                           Stock       6,874,706           100.0%
           Joseph M.       Common
           Williams        Stock       1,082,733   (3)       8.1%     5.4%

           Michael Gold    Common
                           Stock          41,669   (4)        *        *

           George          Common
           Chandler        Stock          18,941              *        *
           All directors   Common
           and executive   Stock       6,710,975  (2)(3)    50.3%
           officers                               (4)(5)
           as a group      Class B                                   67.2
           (four persons)  Common
                           Stock       6,874,706           100.0%

          (l) The addresses of all officers and directors of the Company above are in care of the Company at 1501 Second Avenue, East, Tampa, Florida 33605.

          (2)  Includes 4,437,408 shares owned directly by Mr. Francis
               M. Williams; 400,000 shares owned by Summerbreeze Apartments, Ltd., and 365,250 shares owned by Sunshadow Apartments, Ltd., both of which Mr. Williams is the sole shareholder of the corporate general partner and the sole limited partner; 146,726 shares owned by Mr. Williams' wife; 91,481 shares held by Mr. Williams as Trustee for his wife and children; 113,739 shares held by Mr. Williams as Custodian under the New York Uniform Gifts to Minors Act for his children; 9,828 shares held by the Company's 401(k) and ESOP Plans of which Mr. Williams is fully vested; and 3,200 shares held by Kimmins Realty Investment, Inc., which is owned 100 percent by Mr. Williams.


          (3) Includes 30,000 shares owned by Mr. Joseph M. Williams; 21,400 shares issuable upon exercise of currently exercisable stock options; 7,671 shares held by the Company's 401(k) and ESOP Plans of which Mr. Williams is fully vested; and 1,023,662 shares held by the Company's 401(k) Plan and ESOP of which Mr. Williams is a trustee with shared voting and investment power.

          (4) Includes 3,450 shares owned by Mr. Gold; 17,325 shares currently owned by Mr. Gold's wife; 8,694 held by Mr. Gold as trustee for Mr. Gold's minor children; 10,200 shares issuable upon exercise of currently exercisable stock options; and 2,000 shares owned by Gold & Gold, a general partnership. Mr. Gold shares voting and investing power with respect to those shares owned by Gold & Gold.

          (5) Includes 41,200 shares issuable upon exercise of currently exercisable stock options; 17,499 shares held by the Company's 401(k) and ESOP Plans of which certain officers of the Company are fully vested; and 1,023,662 shares held by the Company's 401(k) and ESOP Plans of which an officer of the Company is a trustee.

            *  Less than one percent.


                                        ANNEX

               The following document is being delivered to the Company's stockholders together with this Information Statement:

               Annex A   -    Form  of Amendment  to the  Company's Amended
                              and Restated Certificate of Incorporation



                                        BY ORDER OF THE BOARD OF DIRECTORS





          December 21, 1995             Joseph M. Williams, Secretary
          Tampa, Florida


                                                                    ANNEX A


                               FORM OF AMENDMENT OF THE
                             CERTIFICATE OF INCORPORATION
                       TO EFFECT A ONE-FOR-THREE REVERSE SPLIT
                           OF THE OUTSTANDING COMMON STOCK


               4. [The introductory paragraph of] Article 4 of the Certificate of Incorporation, which refers to the authorized shares of Kimmins Environmental Service Corp. (the "Company"), is amended to read as follows:

               "4. (a) The total number of shares of capital stock which the Company shall have authority to issue is Thirty-Two Million Five Hundred Thousand (32,500,000) shares of Common Stock, par value of $.001 per share, Ten Million (10,000,000) shares of Class B Common Stock, par value of $.001 per share, and One Million (1,000,000) shares of Preferred Stock, par value of $.001 per share.

                    (b) Each share of Common Stock, $.001 par value, and Class B Common Stock, $.001 par value, issued and outstanding immediately prior to the time this paragraph (b) becomes effective (the "Effective Date") shall be reclassified (the "Reclassification") as and changed into one-third (1/3) of a share of Common Stock and Class B Common Stock, $.001 par value, respectively, provided that no fractional shares shall be issued as a result of the Reclassification. In lieu of issuing fractional shares, the Company will issue to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reclassification a cash payment in the amount determined by the average daily closing price per share of the Company's common stock, which is currently traded on the New York Stock Exchange, for the ten trading days preceding the Effective Date."